Exhibit 99.1

Contact:	Tricia Richardson
Novavax, Inc.
240-268-2031
NOVAVAX AND ALLERGAN TERMINATE
MANUFACTURING SUPPLY AGREEMENT FOR ESTRASORB
Action allows Novavax to focus on its vaccine business and reduce cash burn
Rockville, MD - (October 25, 2007) —Novavax, Inc. (Nasdaq: NVAX) announced today that it has agreed with Allergan, Inc. to terminate its manufacturing supply agreement for Estrasorb. Estrasorb was previously licensed by Novavax to Esprit Pharma, Inc. (recently acquired by Allergan, Inc.) in 2006 and is an approved estrogen product for relief of moderate to severe vasomotor symptoms (hot flashes) associated with menopause. Under the termination agreement, Novavax will complete the manufacture of remaining orders for the product and plans to close its Philadelphia manufacturing facility over the next few months. Allergan will continue to sell Estrasorb for the foreseeable future from available inventory.
The goal to exit manufacturing of Estrasorb had been a high priority of the Company’s Board and management team since this activity was not strategic to the Company’s core vaccine business and was a cash drain to Novavax. The Company had continued manufacturing Estrasorb since it was tied to the product’s license agreement. Additionally, Allergan will return to Novavax the rights to develop ESP 210, an investigational drug in Phase II development for the treatment of hypoactive sexual desire disorder.
“We are focused on executing our vaccine business strategy and have previously stated that one of our highest corporate priorities is to divest the Company’s various non-vaccine product candidates and technologies. Today’s announcement terminating the Estrasorb supply agreement is in line with this corporate priority and will reallocate our cash to our core business, the development of new vaccines,” said Dr. Rahul Singhvi, Novavax’s President and CEO.
About Novavax
Novavax Inc. is committed to leading the global fight against infectious disease by creating novel, highly potent vaccines that are safer and more effective than current preventive options. Using the company’s proprietary virus-like particle (VLP) and Novasome® adjuvant technologies, Novavax is developing vaccines to protect against H5N1 pandemic influenza, seasonal flu and other viral diseases. Novavax’s particulate vaccines closely match disease-causing viruses while lacking the genetic material to cause disease, which provides potential for greater immune protection at lower doses than current vaccines. With an exclusive portable manufacturing system that allows for rapid mass-production of vaccines, Novavax is uniquely positioned to meet global public health needs. Additional information about Novavax is available at www.novavax.com and in the company’s various filings with the Securities and Exchange Commission.
Forward-Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding product sales, operating expenses, and clinical developments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by Novavax to secure and maintain relationships with collaborators; risks relating to the early stage of Novavax’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of Novavax’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility, and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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